Exhibit 3.1 CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION SPX TECHNOLOGIES, INC. SPX Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY: FIRST: On February 13, 2024, the Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments to the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation in accordance with the provisions of Section 141 of the Delaware General Corporation Law. The consolidated resolutions setting forth the proposed amendments are as follows: RESOLVED that Article EIGHTH of the Corporation’s Certificate of Incorporation is amended and restated to read as follows: EIGHTH. Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock to elect directors as a class, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The directors, other than those who may be elected by the holders of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. The first class shall be initially elected for a term expiring at the next ensuing annual meeting, the second class shall be initially elected for a term expiring one year thereafter, and the third class shall be elected for a term expiring two years thereafter, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation held after the initial classification and election of directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Notwithstanding the foregoing provisions of this paragraph, (i) at the 2025 annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the 2027 annual meeting of stockholders, (ii) commencing with the 2026 annual meeting of stockholders, directors shall be elected for one-year terms expiring at the next succeeding annual meeting of stockholders, and (iii) commencing with the 2027 annual meeting of stockholders, directors shall no longer be divided into classes. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.

2 Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock to elect directors as a class, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall, for so long as the Board of Directors is divided into classes, hold office for the remainder of the full term of the class of directors in which the new directorship was created (subject to the requirement that, for so long as directors are divided into classes, all classes be as nearly equal in number as possible) or in which the vacancy occurred, or, commencing with the 2027 annual meeting of stockholders, for a term expiring at the next annual meeting of stockholders and, in either case, until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director. Subject to the rights of the holders of Preferred Stock to elect directors as a class, (i) for so long as the Board of Directors is divided into classes, a director may be removed by the stockholders only for cause and (ii) commencing with the 2027 annual meeting of stockholders, a director may be removed by the stockholders at any time, with or without cause, and, in each case, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized: 1. To adopt, amend and repeal the By-Laws of the Corporation. Any by- laws adopted by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing or any other provision in this Certificate of Incorporation or the By-Laws of the Corporation to the contrary, Article II, Sections 3 and 7 and Article III, Sections 2 and 3 of the By-Laws shall not be amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. 2. To fix and determine, and to vary the amount of, the working capital of the Corporation, and to determine the use or investment of any assets of the Corporation, to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves. 3. To authorize the purchase or other acquisition of shares of stock of the Corporation or any of its bonds, debentures, notes, scrip, warrants or other

3 securities or evidences of indebtedness. 4. Except as otherwise provided by law, to determine the places within or without the State of Delaware, where any or all of the books of the Corporation shall be kept. 5. To authorize the sale, lease or other disposition of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best. 6. To authorize the borrowing of money, the issuance of bonds, debentures and other obligations or evidences of indebtedness of the Corporation, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of stock of the Corporation or otherwise; and the mortgaging or pledging, as security for money borrowed or bonds, notes, debentures or other obligations issued by the Corporation, of any property of the Corporation, real or personal, then owned or thereafter acquired by the Corporation. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-Laws of the Corporation. Subject to any limitation in the By-Laws, the members of the Board of Directors shall be entitled to reasonable fees, salaries or other compensation for their services, as determined from time to time by the Board of Directors, and to reimbursement for their expenses as such members. Nothing herein contained shall preclude any director from serving the Corporation or its subsidiaries or affiliates in any other capacity and receiving compensation therefor. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article EIGHTH. RESOLVED that Section (a) of Article THIRTEENTH of the Corporation’s Certificate of Incorporation is amended and restated to read as follows: THIRTEENTH. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (the “DGCL”), or (iv) for any transaction from which the director

4 derived an improper personal benefit. If the DGCL, or any other applicable law, is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, or any other applicable law, as so amended. An officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. For purposes of this Section (a), “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as the same exists or may hereafter be amended. Any repeal, or modification of this Section (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification. RESOLVED that the Corporation’s Certificate of Incorporation is amended and restated by adding the following as an additional article: SIXTEENTH. Unless the Corporation consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or agent, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee or agent of the Corporation arising pursuant to, or seeking to enforce any right, obligation or other remedy under, any provision of the DGCL or this Certificate of Incorporation or the By-laws of the Corporation, as any of the foregoing may be amended or restated from time to time; (iv) any action or proceeding seeking to interpret, apply, enforce or determine the validity of any provision of this Certificate of Incorporation or the By-Laws of the Corporation, as either may be amended from time to time; or (v) any action or proceeding asserting a claim governed by the internal affairs doctrine of the State of Delaware; or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; or (vii) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, shall be solely and exclusively brought in the Court of Chancery of the State of Delaware (or, if the Delaware Court of Chancery in the State of Delaware determines that it lacks jurisdiction over any such action or proceeding, another state or federal court located within the State of Delaware). Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article SIXTEENTH.

5 RESOLVED that the Corporation’s Certificate of Incorporation is amended and restated by adding the following as an additional article: SEVENTEENTH. Unless the Corporation consents in writing to the selection of an alternative forum, the federal courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision. SECOND: That thereafter, pursuant to resolution of its Board of Directors, the 2024 Annual Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares required by Section 242 of the General Corporation Law of the State of Delaware and the Corporation’s Certificate of Incorporation were voted in favor of the amendments. THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, SPX Technologies, Inc. has caused this Certificate of Amendment to be signed by John W. Nurkin, its Vice President, General Counsel and Secretary, this 14th day of May, 2024. SPX TECHNOLOGIES, INC. By: /s/ John W. Nurkin John W. Nurkin Vice President, General Counsel and Secretary